Exhibit 99.1

WM Technology, Inc. Reports Second Quarter 2023 Financial Results

Announces Second Quarter 2023 Financial Results with Revenue of $50.9 million, Net Income of $2.0 million and
Adjusted EBITDA of $10.2 million

Irvine, Calif. -- August 8, 2023 -- WM Technology, Inc. (“WM Technology” or the “Company”) (Nasdaq: MAPS), a leading technology and software infrastructure provider to the cannabis industry, today announced its financial results for the second quarter ended June 30, 2023.

“Our second quarter results reflect the positive changes we have made to our business over the past few quarters and our commitment to returning to positive cash flow and Adjusted EBITDA,” said Doug Francis, Executive Chair of WM Technology. “We continue to strengthen our financial position, and we’re seeing the strategic and operational changes we’ve implemented take hold, delivering increased value to our stakeholders which in turn will generate long-term, sustainable growth and profitability for WM Technology. It’s imperative that we continue to develop and deliver valuable products and services for our clients, ensuring Weedmaps is the best destination for consumers to discover and order cannabis through participating retailers. While there is more to do, I am proud of the progress we have made to date.”

Second Quarter 2023 Financial Highlights

•Revenue was $50.9 million as compared to $58.3 million in the second quarter of 2022 (“prior year period”).
◦Average monthly paying clients(1) was 5,609, as compared to 5,537 from the prior year period.
◦Average monthly revenue per paying client(2) was $3,022, as compared to $3,509 from the prior year period.
•Net income was $2.0 million as compared to net income of $19.8 million from the prior year period.
•Adjusted EBITDA(3) was $10.2 million as compared to $(0.6) million from the prior year period.
•Basic and diluted net income per share were both $0.01 based on 92.9 million and 93.6 million of Class A Common Stock weighted average shares outstanding, respectively.
•Total shares outstanding across Class A and Class V Common Stock were 148.9 million as of June 30, 2023.
•Cash totaled $24.6 million as of June 30, 2023, with no debt.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.
______________________________

(1)Average monthly paying clients are defined as the average of the number of paying clients billed in a month across a particular period (and for which services were provided).
(2)Average monthly revenue per paying client is defined as the average monthly revenue for any particular period divided by the average monthly paying clients in the same respective period.
(3)For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of their use and a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), see “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” below.

Business Outlook
Based on information available as of August 8, 2023, WM Technology is issuing guidance for the third quarter of 2023 as follows:

•Revenue is estimated to be $47 million
•Non-GAAP Adjusted EBITDA(1) is estimated to be approximately $4 million.

The guidance provided above is only an estimate of what we believe is realizable as of the date of this release. We are not readily able to provide a reconciliation of projected Non-GAAP Adjusted EBITDA to projected net income (loss) without unreasonable effort. This guidance assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the period. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Independent Registered Accounting Firm
As previously reported, on June 8, 2023, the Company was notified by Baker Tilly US, LLP (“Baker Tilly”), of its decision to resign as the independent registered public accounting firm of the Company due to staffing constraints within Baker Tilly. The resignation is effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.
On August 2, 2023, the Audit Committee of the Board of Directors of the Company approved the appointment of Moss Adams LLP (“Moss Adams”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2023. Moss Adams’ engagement is effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Investor Conference Call and Webcasts
The Company will host a conference call and webcast today, Tuesday, August 8, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) at https://edge.media-server.com/mmc/p/55jhnmgv. A webcast replay will also be archived at ir.weedmaps.com.
The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About WM Technology
Founded in 2008, WM Technology operates the leading online cannabis marketplace for consumers together with a comprehensive set of eCommerce and compliance software solutions for cannabis businesses, which are sold to retailers and brands in the U.S. state-legal and Canadian cannabis markets. The Company is driven by a passion for the plant, and is on a mission to champion the truth and stand with all who believe in open access to cannabis.
The Company’s technology addresses the challenges facing both consumers seeking to understand cannabis products and businesses who serve cannabis users in a legally compliant fashion. Over the past 14 years, the Weedmaps marketplace has become a premier destination for cannabis consumers to discover and browse information regarding cannabis and cannabis products, permitting product discovery and order-ahead for pickup or delivery by participating retailers. Weedmaps for Business is a set of eCommerce-enablement tools designed to help retailers and brands get the best out of the Weedmaps’ consumer experience, create labor efficiencies and manage compliance needs.

WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide. Since inception, WM Technology has worked tirelessly, not only to become the most comprehensive platform for consumers, but to build the software solutions that power businesses compliantly in the space, to advocate for legalization, social equity, and licensing in many jurisdictions, and to facilitate further learning through partnering with subject matter experts on providing detailed, accurate information about the plant.

Headquartered in Irvine, California, WM Technology supports remote work for all eligible employees. Visit us at www.weedmaps.com.
Forward-Looking Statements
This press release includes “forward-looking statements” regarding our future business expectations which involve risks and uncertainties. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new customers and retain existing customers; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for our future operations; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to the Company; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis industry; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform and the Company’s ability to maintain and grow its two-sided digital network, including its ability to acquire and retain paying customers; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors, including the CEO search; the possibility that we may be adversely affected by other economic, business or competitive factors; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s 2022 Annual Report on Form 10-K filed with Securities and Exchange Commission (the “SEC”) on March 16, 2023 and subsequent Form 10-Qs or Form 8-Ks filed with the SEC. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Measures
Our financial statements, including net income (loss), are prepared in accordance with principles generally accepted in the United States of America (“GAAP”).
To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income (loss) before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude stock-based compensation, change in fair value of warrant liability, change in tax receivable agreement liability, transaction related bonuses, impairment loss, transaction costs, legal settlements and other legal costs, reduction in force and other non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net income (loss) (the most directly comparable GAAP financial measure) to EBITDA; and from EBITDA to Adjusted EBITDA.
We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Each of EBITDA and Adjusted EBITDA has limitations as an analytical tool, and you should not consider any of these non-GAAP financial measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.
Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.
Definition of Key Operating and Financial Metrics
•Average Monthly Revenue Per Paying Client: Average monthly revenue per paying client measures how much clients, for the period of measurement, are willing to pay us for our subscription and additional offerings and the efficiency of the bid-auction process for our featured listings placements. We calculate this metric by dividing the average monthly revenue for any particular period by the average monthly number of paying clients in the same respective period.
•Average Monthly Paying Clients: We define average monthly paying clients as the monthly average of clients billed each month over a particular period (and for which services were provided).

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except for share data)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash	$24,603	$28,583
Accounts receivable, net	14,971	17,438
Prepaid expenses and other current assets	7,690	8,962
Total current assets	47,264	54,983
Property and equipment, net	26,452	24,928
Goodwill	68,368	68,368
Intangible assets, net	9,243	10,339
Right-of-use assets	29,024	31,447
Other assets	8,391	8,970
Total assets	$188,742	$199,035
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$18,615	$33,635
Deferred revenue	6,663	6,256
Operating lease liabilities, current	6,821	6,334
Tax receivable agreement liability, current	400	—
Other current liabilities	98	98
Total current liabilities	32,597	46,323
Operating lease liabilities, non-current	29,500	33,043
Tax receivable agreement liability, non-current	720	500
Warrant liability	2,410	2,090
Other long-term liabilities	3,041	2,302
Total liabilities	68,268	84,258
Stockholders’ equity
Preferred Stock - $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Class A Common Stock - $0.0001 par value; 1,500,000,000 shares authorized; 93,415,644 shares issued and outstanding at June 30, 2023 and 92,062,468 shares issued and outstanding at December 31, 2022	9	9
Class V Common Stock - $0.0001 par value; 500,000,000 shares authorized, 55,486,361 shares issued and outstanding at June 30, 2023 and December 31, 2022	5	5
Additional paid-in capital	76,351	67,986
Accumulated deficit	(55,869)	(54,620)
Total WM Technology, Inc. stockholders’ equity	20,496	13,380
Noncontrolling interests	99,978	101,397
Total stockholders’ equity	120,474	114,777
Total liabilities and stockholders’ equity	$188,742	$199,035

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$50,852	$58,294	$98,859	$115,746

Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	3,239	3,858	6,733	7,598
Sales and marketing	12,567	22,123	24,627	44,005
Product development	9,200	13,263	20,134	26,353
General and administrative	19,208	29,610	41,708	58,665
Depreciation and amortization	2,855	2,458	6,022	6,403
Total operating expenses	47,069	71,312	99,224	143,024
Operating income (loss)	3,783	(13,018)	(365)	(27,278)
Other income (expenses)
Change in fair value of warrant liability	(1,045)	32,234	(320)	14,015
Change in tax receivable agreement liability	(520)	—	(620)	—
Other expense, net	(235)	(678)	(681)	(1,180)
Income (loss) before income taxes	1,983	18,538	(1,986)	(14,443)
Benefit from income taxes	—	(1,310)	—	(3,058)
Net income (loss)	1,983	19,848	(1,986)	(11,385)
Net income (loss) attributable to noncontrolling interests	757	8,156	(737)	(9,184)
Net income (loss) attributable to WM Technology, Inc.	$1,226	$11,692	$(1,249)	$(2,201)

Class A Common Stock:
Basic income (loss) per share	$0.01	$0.14	$(0.01)	$(0.03)
Diluted income (loss) per share	$0.01	$0.13	$(0.01)	$(0.03)

Class A Common Stock:
Weighted average basic shares outstanding	92,851,349	86,425,352	92,589,011	79,476,383
Weighted average diluted shares outstanding	93,622,582	87,230,850	92,589,011	79,476,383

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(1,986)	$(11,385)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,022	6,403
Change in fair value of warrant liability	320	(14,015)
Change in tax receivable agreement liability	620	—
Impairment loss	—	551
Stock-based compensation	8,092	15,611
Deferred tax asset	—	(3,058)
Provision for doubtful accounts	3,605	4,691
Changes in operating assets and liabilities:
Accounts receivable	(1,138)	(13,612)
Prepaid expenses and other current assets	1,623	2,867
Other assets	41	(87)
Accounts payable and accrued expenses	(13,513)	8,851
Deferred revenue	406	(631)
Net cash provided by (used in) operating activities	4,092	(3,814)

Cash flows from investing activities
Purchases of property and equipment	(5,806)	(8,554)
Cash paid for acquisitions, net of cash acquired	—	(713)
Cash paid for acquisition holdback release	—	(1,000)
Net cash used in investing activities	(5,806)	(10,267)

Cash flows from financing activities
Repayments of insurance premium financing	(1,450)	(4,289)
Distributions	(1,002)	(1,790)
Proceeds from repayment of related party note	187	—
Taxes paid related to net share settlement of equity awards	(1)	(13)
Net cash used in financing activities	(2,266)	(6,092)

Net decrease in cash	(3,980)	(20,173)
Cash – beginning of period	28,583	67,777
Cash – end of period	$24,603	$47,604

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Net income (loss)	$1,983	$19,848	$(1,986)	$(11,385)
Benefit from income taxes	—	(1,310)	—	(3,058)
Depreciation and amortization expenses	2,855	2,458	6,022	6,403
Interest income	(12)	—	(12)	—
EBITDA	4,826	20,996	4,024	(8,040)
Stock-based compensation	3,709	8,094	8,092	15,611
Change in fair value of warrant liability	1,045	(32,234)	320	(14,015)
Transaction related bonus (recovery) expense	(275)	1,073	2,567	3,030
Legal settlements and other legal costs	666	925	1,533	1,064
Reduction in force (recovery) expense	(264)	—	201	—
Impairment loss	—	551	—	551
Transaction costs	—	—	—	251
Change in tax receivable agreement liability	520	—	620	—
Adjusted EBITDA	$10,227	$(595)	$17,357	$(1,548)
______________________________
(1)    Stock-based compensation expense is recorded in the following expense categories on the accompanying consolidated statements of operations for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Sales and marketing	$696	$2,072	$1,593	$3,883
Product development	1,114	1,516	2,282	2,928
General and administrative	1,899	4,506	4,217	8,800
Total stock-based compensation expense	3,709	8,094	8,092	15,611
Amount capitalized to software development	296	519	594	929
Total stock-based compensation cost	$4,005	$8,613	$8,686	$16,540

WM TECHNOLOGY, INC. AND SUBSIDIARIES
SELECTED KEY OPERATING METRICS
(Unaudited)

Selected Key Operating Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Average monthly paying clients	5,609	5,537	5,625	5,282
Average monthly revenue per paying client	$3,022	$3,509	$2,929	$3,652

Contacts

Investor Relations:

investors@weedmaps.com

Media Contract:
press@weedmaps.com